Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Holdings Reports Third Quarter 2021 Financial Results

Third Quarter 2021 Managed Case Volume Increased 86% to 4,996

DENVER, November 15, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services (“IONM”), reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights vs. Third Quarter 2020

●	Total revenue was $8.5 million versus $4.0 million.
●	Managed cases increased 86% to 4,996 versus 2,685.
●	General and administrative expenses were $3.2 million compared to $2.0 million, reflecting IT investments in support of automation and data analytics, adding complementary talent to the management team, and for professional fees related to financing transactions and successful Nasdaq listing.
●	Net income of $0.1 million compared to net loss of ($1.0) million.
●	Net income per diluted share of $0.01 compared to net loss of ($0.14) per diluted share.
●	Adjusted EBITDA was $1.2 million versus ($0.7) million.
●	Total cash collected was $5.2 million for both periods.
●	The Company collected $3.3 million versus $3.1 million for IONM revenue that it retains 100%.

See “Explanation of Non-GAAP Financial Measures” below

Management Commentary

“The Company generated improved revenue and profitability in the third quarter, driven by an increase in managed cases and market share capture attained while controlling expenses. We expect this trend to continue in the fourth quarter and into 2022 as we execute against our key corporate objectives: scaling our platform through both organic growth and M&A, development of an in-network revenue stream, improving the performance of Assure’s billing and collections function and becoming a recognized clinical care leader in the IONM industry,” said John A. Farlinger, Assure’s executive chairman and CEO. “The Company achieved a number of milestones during the period. This included listing on the NASDAQ Capital Market (“NASDAQ”). In addition, Assure secured a system-wide contract with Premier Inc., a leading healthcare improvement company, uniting an alliance of approximately 4,400 U.S. hospitals and 225,000 other providers. Over the course of the three-year agreement, Assure will serve as the sole contracted supplier of intraoperative neuromonitoring services for Premier.”

4600 S. Ulster Street

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Denver, CO 80237

(720)287-3093

“The roll-out of Assure’s remote neurology services for IONM is advancing. We completed over 700 remote neurology cases in the third quarter. Providing this service enables the Company to reduce our cost of delivery for providing IONM, thereby driving higher profit on every case we perform. Further, remote neurology services create a new revenue stream for Assure. Importantly, the patient volume necessary to accelerate our remote neurology services has already been established by the managed cases performed by our technologists. Now, it is simply a matter of transitioning Assure patients to our remote neurology platform. The potential to scale our remote neurology offering is substantial with each of the four providers we have hired capable of providing professional oversight on 2,500 managed cases per year or more once fully ramped.”

“I am pleased with the organic growth we have generated thus far in the second half of 2021, which includes expansion into two new states, Nebraska and Nevada, as well as extending our reach in our largest market, Texas. A recently completed private placement equity offering that generated gross proceeds of $4.75 million will support Assure’s key organic growth initiatives while minimizing dilution. In addition, the Company’s deep analytical capabilities and automation is widening our competitive advantage in revenue cycle management. In the third quarter, we signed an in-network insurance agreement with the MultiPlan Network and are in active negotiations with numerous other potential partners. From a corporate expense perspective, Assure proactively took action to cut spending in the third quarter as reflected in our improved profitability and we will continue to tightly manage expenses.”

Assure will be filing its quarter-end financial statements and MD&A on SEDAR (www.sedar.com) and Form 10-Q with the SEC at www.sec.gov and the Company website.

Operational Guidance

The Company forecasts more than 17,000 total managed cases for full-year 2021, a record number representing an increase of more than 70% compared with 2020.

This projection is based on organic growth and the acquisitions of Sentry Neuromonitoring and Elevation, both completed in the second quarter of 2021. It does not account for the impact from additional M&A activity that may occur. In addition, the guidance reflects the impact to-date of COVID-19, but not a substantial future disruption relating to the pandemic.

Assure Begins Trading on Nasdaq Capital Market

In September 2021, Assure announced that its shares of common stock were approved for listing on the NASDAQ. Trading on NASDAQ commenced on September 29, 2021, under the ticker symbol “IONM.” The Company has also retained its listing on the TSX Venture Exchange (“TSXV”) under the ticker symbol “IOM.”

In connection with its NASDAQ application, Assure’s Board of Directors approved the following:

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Denver, CO 80237

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●	5:1 share consolidation of its common stock to meet the share price requirements of NASDAQ which was effected on September 7, 2021.
●	Realignment of Board Committees to comply with NASDAQ requirements.
●	Adoption of new charters for its Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee to comply with NASDAQ requirements.
●	Adoption of a new Code of Business Conduct and Ethics.
●	Amendments to Bylaws.

Assure believes that trading on Nasdaq will have many benefits for the Company and represents important progress toward creating long-term shareholder value by attracting a broader, more diverse shareholder base.

Assure Signs Agreement with MultiPlan, Inc.

Assure signed an agreement with MultiPlan, Inc. (“MultiPlan”) effective August 15, 2021, to provide network access to health plan members who access MultiPlan’s national primary (PHCS) and complementary (MultiPlan) networks. More than 1 million healthcare providers participate in MultiPlan’s networks and 60 million health plan members have access to the company’s services.

Assure believes the MultiPlan agreement will improve network utilization for Assure’s IONM claims and attract a substantially higher proportion of eligible claims to our contracted rate.

Conference Call

The Company will hold a conference call today, November 15, 2021, at 4:30 p.m. Eastern Time to discuss its third quarter 2021 results.

The live webcast of the conference call and related presentation slides can be accessed at ir.assureneuromonitoring.com/news-events/ir-calendar. An audio-only option is available by following the dial-in instructions below. Investors who opt for audio-only will need to download the related slides at ir.assureneuromonitoring.com/company-information/presentations.

Date: Monday, November 15, 2021
Time: 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time)
Toll-free dial-in number: 1-877-300-8521
International dial-in number: 1-412-317-6026
Conference ID: 10161977

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay here.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

A replay of the conference call will be available after 7:30 p.m. Eastern Time on the same day through November 29, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10161977

Explanation of Non-GAAP Financial Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principals (“GAAP”) such as Adjusted EBITDA. We define EBITDA as net income/(loss) before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items: share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. We exclude share-based compensation because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity. We exclude gain on payroll protection program loan and gain on extinguishment of acquisition debt because these are non-recurring items, and we believe their inclusion is not representative of operating performance. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA is an appropriate measure in evaluating the Company’s operating performance. Management uses Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (as determined under GAAP), as an indicator of financial performance or to cash flow from operating activities (as determined under GAAP) or as a measure of liquidity and cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures presented below and not rely on any single financial measure to evaluate our business.

Key Performance Metrics

This announcement contains a key performance metric, managed cases, that management of the Company utilizes to determine operational performance from period to period. A managed case is all Technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and calculate it based on bills presented during the relevant measurement period. Management believes that managed cases are

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

important measurements of the Company’s operational performance because it is a consistent measurement to evaluate patient revenue streams.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. Forward-looking statements include, but are not limited to, management’s expectation of continued improvement in revenue and profitability, continued increases in managed cases and market share, execution of management key objectives of scaling Assure’s platform through both organic growth and M&A, development of an in-network revenue stream, improving the performance of Assure’s billing and collections function and becoming a recognized clinical care leader in the IONM industry, the planned roll out of Assure’s remote neurology services and the potential to scale Assure’s remote neurology offering. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; the Company may not receive final approval from the TSXV in respect of its recently completed private placement for gross proceeds of approximately $4.75 million; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 30, 2021, and with

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

SCHEDULE A

ASSURE HOLDINGS CORP.

CONDENSED INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(in thousands of United States Dollars)

	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets
Cash	$918	$4,386
Accounts receivable, net	22,683	14,965
Income tax receivable	150	150
Other assets	104	618
Due from PEs	5,734	4,856
Total current assets	29,589	24,975
Equity method investments	638	608
Property, plant and equipment, net	109	356
Operating lease right of use asset	—	124
Finance lease right of use asset	877	608
Deferred tax asset, net	144	—
Intangibles, net	3,763	4,115
Goodwill	4,448	2,857
Total assets	$39,568	$33,643

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,069	$2,871
Current portion of debt	—	4,100
Current portion of lease liability	579	521
Current portion of acquisition liability	306	—
Other current liabilities	10	96
Total current liabilities	2,964	7,588
Lease liability, net of current portion	750	772
Debt, net of current portion	10,451	2,251
Acquisition liability	561	—
Acquisition share issuance liability	540	540
Fair value of stock option liability	40	16
Performance share issuance liability	—	2,668
Deferred tax liability, net	—	599
Total liabilities	15,306	14,434
SHAREHOLDERS' EQUITY
Common stock	12	11
Additional paid-in capital	38,385	30,886
Retained earnings (deficit)	(14,135)	(11,688)
Total shareholders' equity	24,262	19,209
Total liabilities and shareholders' equity	$39,568	$33,643

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

CONDENSED INTERIM CONSOLIDATED STATEMENT OF INCOME/(LOSS)

(in thousands of United States Dollars, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Patient service fees, net	$6,443	$2,965	$13,087	$(6,342)
Hospital, management and other	2,103	998	6,446	3,902
Total revenue	8,546	3,963	19,533	(2,440)
Cost of revenues	4,254	2,232	9,956	5,062
Gross margin	4,292	1,731	9,577	(7,502)
Operating expenses
General and administrative	3,180	1,957	10,275	5,853
Sales and marketing	247	349	748	801
Depreciation and amortization	293	249	965	769
Total operating expenses	3,720	2,555	11,988	7,423
Income (loss) from operations	572	(824)	(2,411)	(14,925)
Other income/(expenses)
Income (loss) from equity method investments	139	(232)	136	(1,449)
Other income (expense)	(27)	(3)	(29)	50
Accretion expense	(171)	(227)	(386)	(619)
Interest, net	(264)	(58)	(500)	(164)
Total other expense	(323)	(520)	(779)	(2,182)
Income (loss) before income taxes	249	(1,344)	(3,190)	(17,107)
Income tax benefit (expense)	(158)	367	743	2,396
Net income (loss)	$91	$(977)	$(2,447)	$(14,711)
Basic income (loss) per share	$0.01	$(0.14)	$(0.21)	$(2.11)
Diluted income (loss) per share	$0.01	$(0.14)	$(0.21)	$(2.11)

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET LOSS

(in thousands of United States Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported net income (loss)	$91	$(977)	$(2,447)	$(14,711)
Interest, net	264	58	500	164
Accretion expense	171	227	386	619
Depreciation and amortization	293	249	672	537
Share based compensation	210	88	818	456
Income tax expense (benefit)	158	(367)	(743)	(2,396)
Provision for stock option fair value	25	3	24	(50)
	$1,212	$(719)	$(790)	$(15,381)

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

EARNINGS PER SHARE

(in thousands of United States Dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$91	$(977)	$(2,447)	$(14,711)
Basic weighted average common stock outstanding	11,838,032	6,988,058	11,528,371	6,968,728
Basic income (loss) per share	$0.01	$(0.14)	$(0.21)	$(2.11)
Net income (loss)	$91	$(977)	$(2,447)	$(14,711)
Basic weighted average common stock outstanding	11,838,032	6,988,058	11,528,371	6,968,728
Diluted effect of stock options and warrants	3,886,071	–	–	–
Dilutive weighted average common stock outstanding	15,724,103	6,988,058	11,528,371	6,968,728
Diluted income (loss) per share	$0.01	$(0.14)	$(0.21)	$(2.11)